UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2008

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2008, Broadcom Corporation and its subsidiary Broadcom International Limited entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Advanced Micro Devices, Inc., a Delaware corporation ( "AMD"), pursuant to which Broadcom and Broadcom International Limited have agreed to acquire (either directly or through other subsidiaries) certain assets related to AMD’s digital television business (the "DTV Assets") for a total purchase price of $192.8 million in cash, minus an adjustment for certain employee-related expenses. Pursuant to the Asset Purchase Agreement and related agreements, AMD retains (and is obligated to indemnify Broadcom for) substantially all liabilities relating to pre-closing actions, events and periods (with limited exceptions), and Broadcom assumes liability (and has agreed to indemnify AMD for) only for liabilities relating to post-closing time periods.

The Asset Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring AMD not to compete with Broadcom in certain product lines related to the digital television business or to solicit certain employees of Broadcom for two years following the closing of the transaction (the "Closing"). Subject to certain limitations, each party has also agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. $19,280,000 of the purchase price will be deposited into escrow at the Closing and will be available for a period of eighteen months to satisfy any amounts owed by AMD to Broadcom pursuant to the indemnification provisions of the Asset Purchase Agreement. An additional $15 million of the purchase price may be held in escrow if AMD has not delivered certain 2008 audited financial statements for the acquired business to Broadcom by the Closing; such escrow, if established, would be subject to forfeiture or reduction in the event of nondelivery of the applicable financial statements or delay in delivery beyond certain agreed time periods, and the applicable amount would be released to AMD upon delivery of the relevant financial statements to Broadcom.

In connection with the transaction, Broadcom has agreed to offer employment to approximately 530 of AMD’s digital television business employees.

Consummation of the transaction is subject to the satisfaction of customary closing conditions, including, among other matters, (i) execution and delivery of specified ancillary agreements, (ii) accuracy of the representations and warranties and compliance with the covenants set forth in the Asset Purchase Agreement, each in all material respects, (iii) absence of any material adverse effect on AMD’s digital television business, (iv) acceptance of employment at Broadcom by specified groups of AMD’s current employees in the digital television business, (v) receipt of legally required regulatory approvals, (vi) consents of certain of AMD’s contractual counterparties, and (vii) the preparation and delivery to Broadcom of certain audited 2007 financial statements related to the digital television business. Either party may terminate the Asset Purchase Agreement, subject to certain exceptions, in the event of uncured breach by the other party, or if the closing has not occurred by February 27, 2009 (which either party may extend up to three months, to May 27, 2009, if regulatory approvals remain pending and are reasonably obtainable). In addition, Broadcom may terminate the Asset Purchase Agreement in the event of certain adverse legal or regulatory action or a material adverse effect to the business being acquired, or in the event of certain employee-related developments.

In connection with the transaction, AMD and Broadcom also entered into an Intellectual Property Cross-License Agreement (the "Cross License"), an IP Core License Agreement (the "Core License"), and a Trademark License Agreement (the "Trademark License"). Pursuant to the Cross License, AMD will, effective at the closing, (i) grant a non-exclusive patent license to Broadcom and its subsidiaries under certain patents of AMD and its affiliates that, without a license, would be infringed by the design, manufacture, use or sale of the products being acquired by Broadcom or elements thereof and (ii) license to Broadcom and its subsidiaries certain other intellectual property rights and technology retained by AMD and its affiliates and currently used in, necessary for or primarily related to the digital television business that Broadcom is acquiring from AMD. The non-patent intellectual property license granted to Broadcom will also be a nonexclusive license, except that, for a period of three years following the Closing, Broadcom will have exclusive rights under the Cross License in specified fields of use. The Cross License also requires Broadcom to, effective at the Closing, (i) grant back to AMD and its subsidiaries a non-exclusive license to use certain non-patent intellectual property rights and technology purchased by Broadcom in specified fields of use and (ii) grant back to AMD and its subsidiaries a non-exclusive patent license covering the patents purchased by Broadcom to make and sell products other than the products Broadcom is acquiring. All of the licenses to be granted in the Cross License by either party will be royalty-free, perpetual and irrevocable.

Pursuant to the Core License, AMD and its affiliates will, effective at the Closing, grant a non-exclusive, royalty-free, perpetual and irrevocable license to Broadcom and its subsidiaries under certain technology related to certain of AMD’s graphic processor cores and the related intellectual property rights for the purpose of designing, making and selling certain products to the extent they incorporate the applicable cores or derivatives thereof, outside of certain restricted fields of use (which include but are not limited to certain CPUs and graphics processing units, or GPUs, for use in mobile devices). Pursuant to the Trademark License, AMD will grant to Broadcom and its subsidiaries, effective at the Closing, a royalty-free, non-exclusive license to the trademarks of AMD associated with the transferred digital television products for a transitional period following the Closing.

At the Closing, AMD and Broadcom, or their applicable subsidiaries, will enter into certain further ancillary agreements, agreements related to the transfer of assets in foreign jurisdictions, lease and sublease agreements and a transition services agreement, pursuant to which AMD will provide specified transitional services to Broadcom for certain limited periods after the Closing.

The foregoing is a summary of the terms of the Asset Purchase Agreement and the other agreements summarized herein that are, in Broadcom’s judgment, material to Broadcom, and does not purport to summarize or include all terms of the Asset Purchase Agreement, the Cross License, the Core License, the Trademark License, or the transition services agreement, or to identify or summarize all of the other agreements related to the transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

August 28, 2008	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President & Chief Financial Officer